Exhibit 99.1
Healthcare Services Group, Inc.
Reports Q4 2022 Results

Achieves Direct Cost Target, Rebalances Capital Allocation Strategy

BENSALEM, PA--(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) (the “Company”) reported for the three months ended December 31, 2022 revenue of $424.0 million, net income of $16.2 million, or $0.22 per basic and diluted common share, and cash flow from operations of $22.9 million. The Company also announced that, as part of a comprehensive rebalancing of its capital allocation strategy, its Board of Directors has suspended the quarterly cash dividend on its common stock and authorized the repurchase of up to 7.5 million shares of its common stock.

Q4 Results
•Revenue for the quarter was reported at $424.0 million, with housekeeping & laundry and dining & nutrition segment revenues of $198.0 million and $226.0 million, respectively.
•Housekeeping & laundry and dining & nutrition segment margins were 8.7% and 4.3%, respectively.
•Direct cost of services was reported at $366.8 million, or 86.5%. Direct cost included a $9.8 million benefit related to favorable workers’ compensation loss development trends offset, in part, by an $8.6 million increase in AR reserves.
•Selling, general and administrative (“SG&A”) was reported at $39.5 million; after adjusting for the $2.1 million increase in deferred compensation, actual SG&A was $37.4 million, or 8.8%.
•The effective tax rate was 19.4% for the fourth quarter and 23.2% for full year 2022. The Company expects a 2023 tax rate of 24% to 26%.
•Cash flow from operations for the quarter was $22.9 million and was impacted by a $3.1 million decrease in accrued payroll, including the impact of the second half, or $24.4 million, of the deferred FICA payment. DSO for the quarter was 72 days.

Ted Wahl, Chief Executive Officer, stated, “I’m pleased with our fourth quarter results, which underscore the resilience of our business model and continued passion and perseverance of our people in a challenging operating environment. We achieved our 2022 goal of exiting the year with cost of services in line with our historical target of 86%, met our Q4 goal of ‘collecting what we bill,’ and have a growing pipeline of future client-partners as we head into 2023.”

Mr. Wahl continued, “While the industry continues to face headwinds related to workforce availability, inflation and supply chain constraints, we are encouraged by the gradual but steadily improving facility census and labor market trends. We will continue to closely monitor industry dynamics, and we remain confident that the growth outlook for the Company remains strong given our market leadership, efficient operating model and the attractive demographics.”

Capital Allocation

The Company, as part of its disciplined and balanced approach to managing capital, is rebalancing its capital allocation strategy to enhance financial flexibility, invest in organic and inorganic opportunities and accelerate value creation. As such, the Board of Directors has suspended the quarterly cash dividend on its common stock and authorized the repurchase of up to 7.5 million shares of its common stock.

Mr. Wahl stated, “The Board regularly reviews the Company’s capital allocation strategy to ensure it supports our goal of creating value for shareholders by delivering on our near-term operational objectives and our growth outlook. As we look at the current opportunities, we believe that rebalancing our approach to allocating capital - especially given the prolonged industry recovery, ongoing macroeconomic challenges and our strong liquidity position - will result in more proactive, impactful and enduring value creation in the coming years.”

Exhibit 99.1

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, February 15, 2023, at 8:30 a.m. Eastern Time to discuss its results for the three months ended December 31, 2022. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

Exhibit 99.1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the year ended December 31, 2022; credit and collection risks associated with the healthcare industry; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2021 under “Government Regulation of Clients,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) could not be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues	$424,020	$420,447	$1,690,176	$1,641,959
Operating costs and expenses:
Cost of services provided	366,810	377,230	1,496,336	1,415,082
Selling, general and administrative	39,524	44,290	140,344	173,108
Income from operations	17,686	(1,073)	53,496	53,769
Other income, net:
Investment and other income (expense), net	2,372	2,760	(8,414)	8,054
Income before income taxes	20,058	1,687	45,082	61,823
Income tax expense (benefit)	3,899	(418)	10,452	15,960

Net income	$16,159	$2,105	$34,630	$45,863

Basic earnings per common share	$0.22	$0.03	$0.47	$0.61

Diluted earnings per common share	$0.22	$0.03	$0.47	$0.61

Basic weighted average number of common shares outstanding	74,342	74,318	74,336	74,816

Diluted weighted average number of common shares outstanding	74,367	74,342	74,351	74,962

Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31, 2022	December 31, 2021
Cash and cash equivalents	$26,279	$70,794
Marketable securities, at fair value	95,200	114,396
Accounts and notes receivable, net	336,777	293,388
Other current assets	50,376	67,804
Total current assets	508,632	546,382

Property and equipment, net	22,975	28,102
Notes receivable - long-term	32,609	29,259
Goodwill	75,529	74,755
Other intangible assets, net	15,946	20,805
Deferred compensation funding	33,493	46,691
Other assets	29,150	31,535
Total Assets	$718,334	$777,529

Accrued insurance claims - current	$23,166	$24,310
Other current liabilities	155,453	166,815
Total current liabilities	178,619	191,125

Accrued insurance claims - long-term	65,541	65,084
Deferred compensation liability	33,764	46,888
Other non-current liabilities	14,238	21,755

Stockholders' equity	426,172	452,677
Total Liabilities and Stockholders' Equity	$718,334	$777,529